Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to Ordinary Shares, nominal value £0.25 per share, of Barclays PLC, a public company registered in England with company number 48839. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated: November 7, 2019

Whistle Investors LLC

By:	Sherborne Investors Limited, its managing member

By:	/s/ Stephen Welker
	Name:	Stephen Welker
	Title:	Director

Whistle Investors II LLC

By:	Sherborne Investors Limited, its managing member

By:	/s/ Stephen Welker
	Name:	Stephen Welker
	Title:	Director

Whistle Investors III LLC

By:	Sherborne Investors Limited, its managing member

By:	/s/ Stephen Welker
	Name:	Stephen Welker
	Title:	Director

Sherborne Investors Limited

By:	/s/ Stephen Welker
	Name:	Stephen Welker
	Title:	Director

Sherborne Investors LP

By:	Sherborne Investors GP, LLC, its general partner

By:	/s/ Stephen Welker
	Name:	Stephen Welker
	Title:	Managing Director

Sherborne Investors Management LP

By:	Sherborne Investors Management GP, LLC, its general partner

By:	/s/ Stephen Welker
	Name:	Stephen Welker
	Title:	Managing Director

Sherborne Investors GP, LLC

By:	/s/ Stephen Welker
	Name:	Stephen Welker
	Title:	Managing Director

Sherborne Investors Management GP, LLC

By:	/s/ Stephen Welker
	Name:	Stephen Welker
	Title:	Managing Director

/s/ Edward Bramson
Edward Bramson

/s/ Stephen Welker
Stephen Welker